Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 26, 2010, relating to the financial statements and financial highlights which appear in the June 30, 2010 Annual Report to Shareholders of HC Capital Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Columbus, OH
September 1, 2010